                                                                    Exhibit 10.9

[LOGO OF BOSTON CHICKEN]                         [LETTERHEAD OF BOSTON CHICKEN]


                                         August 19, 1996



Jeffry J. Shearer
120 East Delaware Place #3025
Chicago, IL 60611

Dear Jeff:

     Effective August 19, 1996 your employment with Boston Chicken, Inc. (the "Company") terminated. While you were employed with the Company you received stock options to purchase common stock of the Company pursuant to and in accordance with the Company's Amended and Restated 1991 Employee Stock Option Plan and 1995 Employee Stock Option Plan (together, the "Plans"). Details on the options remaining for exercise, the exercise price and vesting of your options are set forth on Exhibit A to this letter.

     The terms of the Plans provide that, upon the termination of your employment with the Company, your options (vested and unvested) expire and all rights to purchase shares pursuant thereto terminate immediately. However, in recognition of your hard work for and dedication to the Company, the Stock Option Committee of the Board of Directors of the Company ("Committee") has agreed to continue the vesting of your options and exercisability of vested options until the earlier of thirty days after written notice, if any, to you of the Company's intention to cease such vesting or September 30, 2000.

     Finally, in partial consideration for the Committee continuing the vesting of your options, we are requiring you to execute the release attached hereto as Exhibit B.

     Please execute and return to me the enclosed copy of this letter and the release. If you have any questions about your options, please do not hesitate to call me at 303-384-5476.


                                    Very truly yours,


                                    /s/ Donald J. Bingle
                                    ----------------------
                                        Donald J. Bingle
                                        Vice President and
                                        General Counsel

enclosures



ACKNOWLEDGED


/s/ Jeffry J. Shearer
------------------------
Jeffry J. Shearer

Date: 8/19/96
      ------------------

                                   EXHIBIT A

Jeffry Shearer
J. Shearer C/O Trinue
4770 Baseline Rd 380
Boulder, CO 80303

Boston Chicken, Inc.                                           Run Date 09/19/96

                                As of 09/19/96                        Page No. 1

Date of                            Options       Options         Option        Date of                                 Availability
 Grant         Type of Grant       Granted       Outst.          Price          Expir.        Options Vested           For Exercise
--------       -------------       -------       -------        --------       --------       --------------           ------------
01/30/92                           308,572       308,572         $1.4584       01/30/02       308,572 (CURRENT)             308,572

03/04/92                           240,000       240,000         $1.4584       03/04/02       240,000 (CURRENT)             240,000

01/15/93                           112,500       112,500         $3.3334       01/15/03        67,500 (CURRENT)              67,500
                                                                                               45,000 ON 01/15/97

01/03/94                            25,000        25,000        $18.0000       01/03/04         7,500 (CURRENT)               7,500
                                                                                                7,500 on 01/03/97
                                                                                               10,000 on 01/03/98

12/02/94                            30,252        30,252        $14.8750       12/02/04         3,025 (CURRENT)               3,025
                                                                                                6,050 on 12/02/96
                                                                                                9,076 on 12/02/97
                                                                                               12,101 on 12/02/98

12/21/95                            19,355        19,355        $31.0000       12/21/05             0 (CURRENT)                   0
                                                                                                1,935 on 12/21/96
                                                                                                3,871 on 12/21/97
                                                                                                5,806 on 12/21/98
                                                                                                7,743 on 12/21/99

07/16/96                            11,823        11,823        $25.3750       07/16/06             0 (CURRENT)                   0
                                                                                                1,182 on 07/16/97
                                                                                                2,364 on 07/16/98
                                                                                                3,547 on 07/16/99
                                                                                                4,730 on 07/16/00
                                   -------       -------
               Shares              747,502       747,502

This summary supercedes any and all summaries previously delivered, is for informational purposes only, and does not create any entitlement, ownership, or other right to options or shares of Boston Chicken, Inc. regardless of whether options or shares are listed above. Options may only be granted in accordance with the Company's Employee Stock Option Plan, the Company's Stock Option Plan for Non-Employee Directors, or action of the Company's Board of Directors or other appropriate body are subject to the terms, vesting schedule, and conditions of such plan or grant.

                                   EXHIBIT B

                                    RELEASE

I, Jeffry J. Shearer, am giving this release to Boston Chicken, Inc. (the "Company") in partial consideration of the continued vesting of options granted to me by the Company.

In exchange for this and other valuable consideration, I hereby agree to release the Company, its parents, subsidiaries, and affiliated organizations, if any, and their respective past, present, and future directors, officers, agents, attorneys, franchisees, and employees (collectively referred to as the "Company") from any and all claims, liabilities, demands, and causes of action of any nature or type whatsoever which I or any of my heirs or personal representatives may have, either now or at any time before now, against the Company based on any action, inaction, fact, occurrence, cause, or matter whatsoever, including but not limited to: any judicial, quasi-judicial, or administrative action relating to my employment or termination of my employment or arising under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Employee Retirement Income Security Act, the Fair Labor Standards Act, the Illinois Human Rights Act, the Massachusetts Fair Employment Practice Law or other similar applicable federal, state, or local statute; my service as an employee of the Company; or otherwise; provided, however, this release shall not affect (i) the Company's indemnification obligations to me, if any, that currently exist or may subsequently arise as provided for by the Company's Certificate of Incorporation and Bylaws, each as amended, in connection with my service to the Company in my capacity as a director or officer, and (ii) my rights to recovery under any applicable directors and officers policy of insurance in connection with my service to the Company in my capacity as a director or officer.

I acknowledge that before signing this Release the Company has advised me in writing to consult with an attorney before signing this Release.

Before signing this Release, I acknowledge that I am being given at least 21 days within which to consider the Release.

This Release may be revoked by me within seven (7) days following my signing of this Release if, within (7) days following my signing I serve a written note of revocation to the General Counsel of Boston Chicken, Inc. at 14103 Denver West Parkway, Golden, CO 80401. The terms of that letter agreement between me and the Company dated as of June 2, 1996, and this Release shall not become binding and enforceable until the seven (7) day revocation period has expired.


                                    Signed: /s/ Jeffry J. Shearer
                                            --------------------------------
                                            Jeffry J. Shearer

                                    Date Signed: 8/19/96
                                                 ---------------------------